UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 16, 2007
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	000-49762	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 16, 2007, the Board of Directors of Triple-S Management Corporation (the “Company”), acting upon the recommendation of the Corporate Governance Committee, approved and adopted certain amendments to the Bylaws of the Company.
     Section 2-2 of the Bylaws was amended to allow for the issuance of the Company’s shares in uncertificated form and provides that each registered stockholder shall be entitled to a stock certificate upon request. The amendment to Section 2-3 replaces the specific description of the Company’s seal with language providing that the seal of the Company shall be in the form approved by the Board of Directors. Section 3-3 of the Bylaws was added to provide for the proper transfer of shares in certificated and uncertificated form in order for the transfer to have effect against the Company.
     Section 4-1 of the Bylaws provided that the Annual Meeting of Shareholders would be held in Puerto Rico at 9:00 a.m. on the last Sunday in April of each year or on such other date which is closest to the last Sunday in April. Section 4-1, as amended, replaces the reference to the time and place of the Annual Meeting of Shareholders and the requirement for an alternative date by providing that the Board of Directors may fix by resolution the time, place and/or alternative date for the Annual Meeting of Shareholders. Section 4-4, which allowed 10% of the registered voting shares of the Company to call and celebrate the Annual Meeting of Shareholder if management failed to, was eliminated. Section 4-10 was added to provide for the designation of inspectors of elections at any meeting of shareholders, if necessary.
     Section 6-2 of the Bylaws provided that a director of the Company could not be a director or officer of a bank, savings and loan association, an institution engaged in the receipt of deposits and lending money or an institution with a direct or indirect relationship with said institutions. Section 6-2, as amended, eliminates this restriction.
     Section 7-1(A) of the Bylaws provided that the Board of Directors shall consist of no less than nine directors nor more than nineteen, as provided in the Articles of Incorporation. Section 7-1(A), as amended, includes language providing that the number of directors shall be fixed from time to time by resolution of the Board of Directors and that a director’s term may not be shortened by a resolution reducing the number of directors. In Section 7-1(D), the requirement that a majority of the members of the Board of Directors be representatives of the community was replaced with language requiring the Board of Directors to comply with the rules of the Blue Cross Blue Shield Association (“BCBSA”). Section 7-2(B) of the Bylaws, which provided for the Chairperson’s membership in all Board of Director committees, was qualified to provided that the Chairperson’s membership in a committee would be subject to the satisfaction of such committee’s membership requirements. Section 7-4 provided that a vacancy in the Board of Directors would be filled by the vote of a majority of the directors present at a meeting of the Board of Directors convened for such purpose. Section 7-4, as amended, provides that a vacancy, including a vacancy created by the creation of a new directorship, will be filled by the vote of a majority of the current directors or by election at a meeting of shareholders and that a director elected to fill a new directorship will serve until the next election of directors. Section 7-6 of the Bylaws provided for, and described the duties of, the permanent committees of the Board of Directors. Section 7-6, as amended, eliminates the reference to specific committees of the Board of Directors and provides that the Board of Directors may designate by resolution of a majority of the entire Board of Directors one or more committees and, while the Company’s securities are listed on the New York Stock Exchange, those committees required by the rules of the exchange. Section 7-8 of the Bylaws detailed the causes for removal of a director or officer of the Company. Section 7-8, as amended, replaces the description of the causes for removal with a provision stating that directors may only be removed for just cause, including any violation of the BCBSA’s rules or regulations.
     Section 8 of the Bylaws provided that the officers of the Board of Directors would include, among others, a Chairperson, Vice Chairman, Treasurer and Secretary. Section 8, as amended, provides that the officers of the Company will be a President and Chief Executive Officer, a Treasurer and a Secretary. The Board of Directors is authorized to elect other officers or assistant officers as it may determine from time to time. Section 8 also provides that officers of the Company may be appointed by the Board of Directors or the President and may be replaced as required by the best interests of the Company. Section 8-1, which described the office of President, was replaced with a reference to the office of President and Chief Executive Officer, a description of such officer’s duties and a statement that the President of the Company shall also be its Chief Executive Officer.
     The Bylaws of the Company also contain other immaterial conforming changes and corrections. These amendments became effective upon their adoption by the Board of Directors on October 16, 2007.
     A copy of the Bylaws of the Company, as amended, is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is available at the Company’s website at www.triplesmanagement.com.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On October 16, 2007, the Board of Directors of the Company approved a revised Code of Ethics for Senior Financial Officers (the “Code”), which applies to Senior Financial Officers of the Company, including, but not limited to, the Chief Executive Officer, Chief Financial Officer and the presidents and vice-presidents of finance of all of the Company’s subsidiaries.
     A copy of the Code is being filed as Exhibit 14.2 to this Current Report on Form 8-K and is available at the Company’s website at www.triplesmanagement.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit
     The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
3.1	Bylaws of Triple-S Management Corporation, as amended on October 16, 2007

14.2	Code of Ethics for Senior Financial Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
Date: October 23, 2007	By:	/s/ Ramón M. Ruiz Comas
	Name:	Ramón M. Ruiz-Comas
	Title:	President & Chief Executive Officer

4